UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 23, 2009
OM GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or other jurisdiction of incorporation)
001-12515
(Commission File Number)
52-1736882
(I.R.S. Employer Identification Number)
127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
(Address of principal executive offices)
(Zip code)
(216) 781-0083
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 23, 2009, OMG Energy Holdings, Inc., a wholly owned subsidiary of OM Group, Inc., entered into a definitive Sale and Purchase Agreement to purchase all of the issued and outstanding equity interests of EaglePicher Technologies, LLC, an indirect wholly owned subsidiary of EaglePicher Corporation, for an aggregate purchase price of approximately $172 million in cash.
EaglePicher Technologies, LLC is a leader in designing and manufacturing batteries, battery management systems and energetic devices for the defense, aerospace and medical industries.
The closing of the transaction is expected to occur in the first quarter of 2010 subject to the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the satisfaction or waiver of other customary closing conditions.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OM Group, Inc.
By:	/s/ Kenneth Haber
Kenneth Haber
Chief Financial Officer
Date: December 28, 2009